Exhibit 99.3
EXLSERVICE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(In thousands, except share and per share amounts)

On July 1, 2018 (the “Acquisition Date”), ExlService Holdings, Inc. (the “Company” or “EXL”), through its wholly owned subsidiary ExlService.com, LLC (“Buyer”) and Buyer’s wholly owned subsidiary ExlService Cayman Merger Sub (“Merger Sub”), completed the acquisition of SCIOinspire Holdings Inc. (“SCIO”) through a merger (the “merger” or the “acquisition”) of Merger Sub with and into SCIO, with SCIO continuing as the surviving corporation and a wholly owned subsidiary of Buyer. The aggregate purchase consideration for the acquisition was $236,500, subject to certain post-closing adjustments and certain indemnifiable matters under the Agreement of Merger dated April 28, 2018 (the “Merger Agreement”). Immediately prior to the consummation of the merger, certain members of the senior management team of SCIO exchanged $4,080 in shares of SCIO for 69,459 newly-issued shares of restricted common stock of the Company in a private exchange. To finance the acquisition at Closing, the Company utilized its revolver credit facility in the amount of $233,000 and balance with available cash on hand.

The unaudited pro forma condensed combined balance sheet is presented as if the acquisition of SCIO had occurred on June 30, 2018. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 illustrate the effect of the acquisition of SCIO had it occurred on January 1, 2017, and were derived from the historical audited consolidated statement of operations for SCIO for the year ended December 31, 2017 and the unaudited historical consolidated statement of operations for the six months ended June 30, 2018, combined with the Company’s historical audited consolidated statement of operations for the year ended December 31, 2017 and the unaudited consolidated statement of operations for the six months ended June 30, 2018, respectively, with merger-related adjustments reflected in each of the periods presented.

The unaudited pro forma condensed combined financial statements were prepared in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") and should not be considered indicative of the financial position or results of operations that would have occurred if the acquisition had been completed on the dates indicated, nor are they indicative of the future financial position or results of operations of the Company and SCIO following completion of the acquisition. In accordance with the rules and regulations of the SEC, the pro forma condensed combined statements of operations do not reflect the potential realization of cost savings, or restructuring, or other costs relating to the integration of SCIO, nor do they include any other items not expected to have a continuing impact on the combined results of the two companies. The historical consolidated financial information of the Company and SCIO has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

EXLSERVICE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(In thousands, except share and per share amounts)

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with the:

•
Separate historical audited financial statements of the Company as of and for the year ended December 31, 2017, including related notes, as filed with the SEC in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2017; and the historical unaudited financial statements as of and for the six months ended June 30, 2018, including related notes, as filed with the SEC in the Company’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2018.

•
Separate historical audited financial statements of SCIO as of and for the year ended December 31, 2017, including related notes; and the historical unaudited financial statements as of and for the six months ended June 30, 2018, including related notes, which are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K/A.

The unaudited pro forma condensed combined financial information has been prepared using the pro forma effects of the acquisition method of accounting under Accounting Standards Codification ("ASC") Topic 805, "Business Combinations" ("ASC Topic 805") which requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, with limited exceptions. Transaction costs are not included as a component of the consideration transferred and are expensed as incurred. The excess of the consideration transferred over the estimated amounts of identifiable assets and liabilities of SCIO has been allocated to goodwill on a pro forma basis as of June 30, 2018. The process for estimating fair values in many cases requires the use of significant estimates and assumptions, including the estimation of future cash flows and the development of appropriate discount rates. The Company has developed its fair value estimates from a market participant perspective which could materially differ from entity specific assumptions. The Company’s judgments used in determining these estimates may materially impact the Company’s financial position or results from operations.
The finalization of the Company’s purchase accounting assessment may result in changes in the valuation of assets acquired and liabilities assumed which could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. The Company will finalize the purchase price allocation as soon as practicable within the measurement period in accordance with ASC Topic 805 but in no event later than one year following the Acquisition Date.

EXLSERVICE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2018
(In thousands, except share and per share amounts)

					Pro Forma
	EXL (A)	SCIO(1) (B)	Reclassifications(2) (C)	SCIO Adjusted (D=B+C)	Adjustments (E)	Note	Combined (A+D+E)
Revenues, net	$417,085	$—	$41,060	$41,060	$—		$458,145
Service income	—	41,060	(41,060)	—	—		—
Other income	—	151	(151)	—	—		—
Cost of revenues(3)	277,750	—	24,771	24,771	179	6(a)	302,700
Gross profit(3)	139,335	NA(4)	NA(4)	16,289	(179)		155,445
Operating expenses:
General and administrative expenses	56,906	—	6,301	6,301	(2,452)	6(b)	60,755
Selling and marketing expenses	29,103	—	3,847	3,847	131	6(c)	33,081
Depreciation and amortization	21,086	1,817	—	1,817	5,255	6(d)	28,158
Salaries and employee benefits	—	26,363	(26,363)	—	—		—
Other expenses	—	6,927	(6,927)	—	—		—
Transaction related costs	—	1,629	(1,629)	—	—		—
Total operating expenses	107,095	36,736	(24,771)	11,965	2,934		121,994
Income from operations	32,240	4,475	(151)	4,324	(3,113)		33,451
Foreign exchange gain, net	2,029	—	140	140	—		2,169
Interest expense	(1,244)	(380)	—	(380)	(3,617)	6(e)	(5,241)
Other income, net	5,766	—	11	11	—		5,777
Income before income tax expense	38,791	4,095	—	4,095	(6,730)		36,156
Income tax expense	1,057	1,438	—	1,438	(2,390)	6(f)	105
Loss from equity-method investment	114	—	—	—	—		114
Net income	$37,620	$2,657	$—	$2,657	$(4,340)		$35,937
Earnings per share:
Basic	$1.09						$1.04
Diluted	$1.07						$1.02
Weighted-average number of shares used in computing earnings per share:
Basic	34,479,202					6(g)	34,580,447
Diluted	35,222,838					6(g)	35,335,967

(1) As per SCIO's unaudited consolidated financial statements for the six months ended June 30, 2018.
(2) The adjustments represent reclassification of items from SCIO's unaudited statement of operations for the six months ended June 30, 2018 to be consistent with EXL's presentation.
(3) Exclusive of depreciation and amortization.
(4) SCIO's unaudited statement of operations for the six months ended June 30, 2018 do not present the measure of gross profit, accordingly a gross profit measure for SCIO and reclassifications have been intentionally left blank.

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these unaudited proforma financial statements.

EXLSERVICE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2017
(In thousands, except share and per share amounts)

					Pro Forma
	EXL (A)	SCIO(1) (B)	Reclassifications(2) (C)	SCIO Adjusted (D=B+C)	Adjustments (E)	Note	Combined (A+D+E)
Revenues, net	$762,310	$—	$71,848	$71,848	$—		$834,158
Service income	—	71,848	(71,848)	—	—		—
Other income	—	15	(15)	—	—		—
Cost of revenues(3)	495,586	—	45,933	45,933	361	6(a)	541,880
Gross profit(3)	266,724	NA(4)	NA(4)	25,915	(361)		292,278
Operating expenses:
General and administrative expenses	102,567	—	10,240	10,240	(272)	6(b)	112,535
Selling and marketing expenses	53,383	—	6,843	6,843	250	6(c)	60,476
Depreciation and amortization	38,549	4,277	—	4,277	11,094	6(d)	53,920
Salaries and employee benefits	—	47,591	(47,591)	—	—		—
Other expenses	—	15,171	(15,171)	—	—		—
Compensation to selling shareholders	—	338	(338)	—	—		—
Goodwill impairment loss	—	4,579	—	4,579	—		4,579
Total operating expenses	194,499	71,956	(46,017)	25,939	11,072		231,510
Income from operations	72,225	(93)	69	(24)	(11,433)		60,768
Foreign exchange gain/(loss), net	2,839	—	(84)	(84)	—		2,755
Interest expense	(1,889)	(871)	—	(871)	(5,382)	6(e)	(8,142)
Other income, net	11,859	—	15	15	—		11,874
Income before income tax expense	85,034	(964)	—	(964)	(16,815)		67,255
Income tax expense	36,146	173	—	173	(13,402)	6(f)	22,917
Net income	$48,888	$(1,137)	$—	$(1,137)	$(3,413)		$44,338
Earnings per share:
Basic	$1.44						$1.30
Diluted	$1.39						$1.26
Weighted-average number of shares used in computing earnings per share:
Basic	33,897,916					6(g)	33,979,928
Diluted	35,110,210					6(g)	35,214,913

(1) As per SCIO's audited consolidated financial statements for the year ended December 31, 2017.
(2) The adjustments represent reclassification of items of SCIO's audited statement of operations for the year ended December 31, 2017 to be consistent with EXL's presentation.
(3) Exclusive of depreciation and amortization.
(4) SCIO's audited statement of operations for the year ended December 31, 2017 do not present the measure of gross profit, accordingly a gross profit measure for SCIO and reclassifications have been intentionally left blank.

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these unaudited proforma financial statements.

EXLSERVICE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2018
(In thousands, except share and per share amounts)

						Pro Forma
	EXL (A)	SCIO(1) (B)	Reclassifications(2) (C)	SCIO Adjusted (D=B+C)	Note	Adjustments (E)	Note	Combined (A+D+E)
Assets
Current assets:
Cash and cash equivalents	$84,091	$10,026	$—	$10,026		$(8,440)	6(h)	$85,677
Short-term investments	149,045	—	—	—		—		149,045
Restricted cash	2,256	—	2,790	2,790	7(a)	—		5,046
Cash received on behalf of customers	—	2,790	(2,790)	—	7(a)	—		—
Accounts receivable, net	147,099	6,078	13,846	19,924	7(b)	—		167,023
Unbilled revenue	—	13,846	(13,846)	—	7(b)			—
Prepaid expenses	9,963	—	1,317	1,317	7(c)	—		11,280
Advance income tax, net	11,278	—	—	—		—		11,278
Other current assets	23,002	2,247	(1,317)	930	7(c)	88	6(i)	24,020
Total current assets	426,734	34,987	—	34,987		(8,352)		453,369
Property and equipment, net	66,112	8,859	(5,397)	3,462	7(d)	—		69,574
Restricted cash	3,645	—	—	—		—		3,645
Deferred taxes	12,702	210	—	210		—		12,912
Intangible assets, net	41,170	2,390	5,397	7,787	7(d)	75,113	6(j)	124,070
Goodwill	200,981	17,511	—	17,511		135,704	6(k)	354,196
Other assets	36,033	1,450	—	1,450		299	6(l)	37,782
Investment in equity affiliate	2,886	—	—	—		—		2,886
Total assets	$790,263	$65,407	$—	$65,407		$202,764		$1,058,434

EXLSERVICE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2018
(In thousands, except share and per share amounts)

						Pro Forma
	EXL (A)	SCIO(1) (B)	Reclassifications(2) (C)	SCIO Adjusted (D=B+C)	Note	Adjustments (E)	Note	Combined (A+D+E)
Liabilities and Equity
Current liabilities:
Accounts payable	$5,428	$324	$—	$324		$—		$5,752
Current portion of long-term borrowings	10,318	1,980	—	1,980		(1,980)	6(m)	10,318
Deferred revenues	10,448	—	1,038	1,038	7(e)	—		11,486
Accrued employee cost	33,338	—	2,715	2,715	7(e)	—		36,053
Accrued expenses and other current liabilities	59,882	8,777	(1,129)	7,648	7(e)	(1,301)	6(n)	66,229
Current portion of capital lease obligations	223	—	185	185	7(e)	—		408
Income tax payable	—	208	—	208		—		208
Subrogation services obligations	—	2,798	(2,798)	—	7(e)	—		—
Overpayment services obligations	—	11	(11)	—	7(e)	—		—
Total current liabilities	119,637	14,098	—	14,098		(3,281)		130,454
Long term borrowings	57,326	8,950	—	8,950		224,050	6(m)	290,326
Capital lease obligations, less current portion	270	—	—	—		—		270
Income tax payable	8,721	—	—	—		—		8,721
Other non-current liabilities	18,830	209	165	374	7(f)	—		19,204
Deferred taxes	—	2,274	—	2,274		17,626	6(o)	19,900
Liability for employee benefits	—	165	(165)	—	7(f)	—		—
Total liabilities	204,784	25,696	—	25,696		238,395		468,875
Preferred stock	—	66	—	66		(66)	6(p)	—
Common stock	38	16	—	16		(16)	6(p)	38
Additional paid-in-capital	334,643	32,235	—	32,235		(28,155)	6(q)	338,723
Retained earnings	465,138	—	8,188	8,188	7(g)	(8,188)	6(r)	465,138
Accumulated surplus	—	8,188	(8,188)	—	7(g)	—		—
Accumulated other comprehensive loss	(87,621)	(794)	—	(794)		794	6(r)	(87,621)
Total including shares held in treasury	712,198	39,711	—	39,711		(35,631)		716,278
Less: Treasury stock	(126,952)	—	—	—		—		(126,952)
Stockholders' equity	$585,246	$39,711	$—	$39,711		$(35,631)		$589,326
Non-controlling interest	233	—	—	—		—		233
Total equity	$585,479	$39,711	$—	$39,711		$(35,631)		$589,559
Total liabilities and equity	$790,263	$65,407	$—	$65,407		$202,764		$1,058,434
(1) As per SCIO's unaudited consolidated financial statements as of June 30, 2018.
(2) The adjustments represent reclassification of items from SCIO's unaudited balance sheet as of June 30, 2018 to be consistent with EXL's presentation.

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these unaudited proforma financial statements.

EXLSERVICE HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(In thousands, except share and per share amounts)

1.	Description of Transaction

On July 2, 2018, ExlService Holdings, Inc. (the “Company” or “EXL”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting that on July 1, 2018 (the "Acquisition Date"), the Company completed the acquisition (the “merger” or the “acquisition”) of SCIOinspire Holdings Inc. (“SCIO”), pursuant to the terms of the Agreement of Merger dated April 28, 2018 (the "Merger Agreement") among the Company; SCIO, a West Hartford CT-based corporation; ExlService.com, LLC (“EXL LLC”), a Delaware corporation and a wholly owned subsidiary of the Company; ExlService Cayman Merger Sub (“Merger Sub”), a Cayman Island corporation and a wholly owned transitory subsidiary of EXL LLC; and Angler Seller Shareholder Representative LLC, a limited liability company as representative of the equity holders of SCIO and certain indemnifiable matters under the Agreement of Merger (“Merger Agreement”). The aggregate purchase consideration for the acquisition was $236,500, subject to certain post-closing adjustments. Immediately prior to the consummation of the merger, certain members of the senior management team of SCIO exchanged $4,080 in shares of SCIO for 69,459 newly-issued shares of restricted common stock of the Company in a private exchange. To finance the acquisition at Closing, the Company utilized its revolver credit facility in the amount of $233,000 and balance with available cash on hand.

2.	Basis of Presentation

The acquisition will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") Topic 805, "Business Combinations" ("ASC Topic 805"). The Company is accounting for the acquisition by using its historical information and accounting policies and adding the assets and liabilities of SCIO, as applied on a pro forma basis as of June 30, 2018, at their respective preliminary fair values. Further, and in accordance with ASC Topic 805, the accounting policies of SCIO have been conformed to those of the Company in determining the results of operations and the amounts of assets and liabilities to be fair valued. The assets and liabilities of SCIO have been measured at their preliminary fair value based on various assumptions that the Company’s management believes are reasonable utilizing information as of the Acquisition Date.

The process for measuring the fair value of identifiable intangible assets, liabilities and certain tangible assets requires the use of significant assumptions, including estimates of future cash flows and appropriate discount rates. The excess of the purchase price over the preliminary fair value of SCIO's identifiable assets acquired and liabilities assumed, on a pro forma basis as of June 30, 2018 was allocated to goodwill in accordance with ASC Topic 805.

For purposes of measuring the fair value of the SCIO's assets acquired and liabilities assumed, as reflected in the unaudited pro forma condensed combined financial statements, the Company used the guidance in ASC Topic 820, “Fair Value Measurement and Disclosure” ("ASC Topic 820"), which establishes a framework for measuring fair values. ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC Topic 820, fair value measurements for an asset assume the highest and best use of that asset by market participants.

3.	Accounting Policies

The unaudited pro forma condensed combined financial statements reflect adjustments to conform the results of SCIO to the accounting policies of the Company. Differences between the respective accounting policies have not been significant requiring any material adjustment to the unaudited pro forma condensed combined financial statements.

EXLSERVICE HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(In thousands, except share and per share amounts)

4.	Consideration Transferred

As noted in Note 1, the agreed upon purchase price for the acquisition was $236,500. The preliminary estimated aggregate purchase consideration is expected to total $245,133, including cash and cash equivalents acquired and subject to certain post-closing adjustments. Immediately prior to the consummation of the merger, certain members of the senior management team of SCIO exchanged $4,080 in shares of SCIO for 69,459 newly-issued shares aggregate of restricted common stock of the Company in a private exchange. To finance the acquisition at Closing, the Company utilized its revolver credit facility in the amount of $233,000 and balance with available cash on hand.

5.	Preliminary Allocation of Consideration Transferred to the Net Assets Acquired

Pursuant to the Company’s business combinations accounting policy, the total estimated purchase price for SCIO was allocated to identifiable net tangible and intangible assets based upon their preliminary fair values, assuming the merger had been completed on June 30, 2018, reconciled to the consideration paid to acquire SCIO. The excess of the estimated purchase price over identifiable net tangible and intangible assets was recorded as goodwill.

The Company’s preliminary purchase price allocation for SCIO is as follows:

Assets:
Cash and cash equivalents	$10,026
Current assets	24,961
Property and equipment	3,462
Other assets	1,450
Identifiable intangible assets:
Customer relationships	47,800
Developed technology	31,400
Trademarks and trade names	3,700
122,799

Liabilities:
Current liabilities	(10,817)
Deferred taxes	(19,690)
Other non-current liabilities	(374)
Net assets acquired	91,918
Goodwill	153,215
Total estimated purchase consideration	$245,133

The preliminary purchase price allocation is based on preliminary estimates and assumptions, and is subject to change during the purchase price measurement period as the Company finalizes the valuations of the tangible and intangible assets.

EXLSERVICE HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(In thousands, except share and per share amounts)

6.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations and Combined Balance Sheet

Adjustments to the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and year ended December 31, 2017 were as follows:

a.
Cost of revenues: Adjustments to cost of revenues reflect the impact of (a) restricted stock units of the Company granted to former SCIO employees and (b) grants under the erstwhile stock compensation plan of SCIO, as below:

	Six months ended June 30, 2018	Year ended December 31, 2017
Stock-based compensation expense	$179	$361

b.
General and Administrative expenses: Adjustments to general and administrative expenses reflect the impact of (a) restricted stock units of the Company granted to former SCIO employees, (b) grants under the erstwhile stock compensation plan of SCIO and (c) acquisition-related costs incurred by the Company and SCIO, as below:

	Six months ended June 30, 2018	Year ended December 31, 2017
Stock-based compensation expense	$164	$317
Acquisition expenses	(2,616)	(589)
Total	$(2,452)	$(272)

c.
Selling and marketing expenses: Adjustments to selling and marketing expenses reflect the impact of (a) restricted stock units of the Company granted to former SCIO employees and (b) grants under the erstwhile stock compensation plan of SCIO, as below:

	Six months ended June 30, 2018	Year ended December 31, 2017
Stock-based compensation expense	$131	$250

d.	Depreciation and amortization: Adjustments to depreciation and amortization comprise of the following:

	Six months ended June 30, 2018	Year ended December 31, 2017
Elimination of SCIO's historical amortization on intangible assets and capitalized internally developed software	$(838)	$(1,193)
Recognition of amortization of acquired SCIO's intangible assets based on the assigned fair values and estimated useful lives	6,093	12,287
	$5,255	$11,094

EXLSERVICE HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(In thousands, except share and per share amounts)

e.	Interest expense: Adjustments to interest expense comprise of the following:

	Six months ended June 30, 2018	Year ended December 31, 2017
Elimination of SCIO interest expense and debt issuance costs	$(379)	$(865)
Recognition of EXL’s interest on revolver credit facility	4,056	6,286
Amortization of EXL’s debt issuance costs of revolver credit facility	44	88
Elimination of EXL’s commitment fee on unutilized revolver credit facility	(104)	(127)
Net increase to interest expense	$3,617	$5,382

A 1/8 percent increase or decrease in interest rates on revolver credit facility will impact the income before income tax by $507 for the six months ended June 30, 2018 and $786 for the year ended December 31, 2017.

f.
Income tax expense: Adjustments represent changes to income tax expense as a result of the tax impact on the pro forma adjustments related to purchase accounting and pro forma adjustments for EXL and SCIO based on a blended statutory tax rate of 25.5%. Had the Company acquired SCIO on January 1, 2017, the income-tax expense for the six months ended June 30, 2018 and for the year ended December 31, 2017 would have decreased by approximately $2,390 and $13,402, respectively.

g.
Earning per share: The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on EXL's consolidated basic and diluted weighted average outstanding common shares, as adjusted by common shares issued and potentially issuable on account of SCIO's acquisition.

Adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2018, were as follows:

h.	Cash and cash equivalents: The adjustment reflects the impact of cash on hand utilized for payment of purchase consideration, net of cash utilized from revolver credit facility.

i.	Other current assets: The adjustment reflects the impact of debt issuance costs recognized upon availment of revolver credit facility.

j.
Intangibles assets, net: Existing intangibles assets, net, of SCIO of $7,787 were eliminated. The adjustment reflects the preliminary fair value adjustments to intangible assets. Acquired identifiable intangible assets were measured at fair value determined primarily using the “income approach”, which requires a forecast of all expected future cash flows either through the use of the relief-from-royalty method or the multi-period excess earnings method. The estimated fair value of the identifiable intangible assets and their estimated useful lives are as follows:

	Estimated useful life (in years)	Fair Value
Customer Relationships	10.0	$47,800
Product Technology	5.0	31,400
Trademark and trade names	3.0	3,700
		$82,900

k.
Goodwill: Existing goodwill of SCIO of $17,511 was eliminated. The new goodwill recognized in the amount of $153,215 is calculated as the excess of acquisition date fair value of the consideration paid over the preliminary fair values assigned to the identifiable assets acquired and liabilities assumed. Goodwill is not amortized rather is subject to impairment testing on at least an annual basis.

EXLSERVICE HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(In thousands, except share and per share amounts)

l.	Other assets: The adjustment reflects the non-current impact of the debt issuance costs recognized upon availment of revolver credit facility.

m.
Borrowings: The adjustment reflects the elimination of SCIO's borrowings of $10,930 ($1,980 recorded as current portion of long-term borrowings and $8,950 recorded as long-term borrowings) and recognition of $233,000 of revolver credit facility used to fund the acquisition.

n.	Accrued expenses and other current liabilities: The adjustment reflects the elimination of unpaid portion of SCIO's acquisition related costs in the amount of $1,301.

o.	Deferred taxes: The adjustment reflects changes in deferred taxes liability of $17,626 on identifiable intangible assets recorded in connection with the merger.

p.	Preferred stock and common stock: Adjustment to eliminate SCIO's historical preferred stock and common stock.

q.	Additional paid-in-capital: Elimination of SCIO's Additional paid-in-capital of $32,235, adjusted by issuance of 69,459 restricted shares of common stock of the Company in the amount of $4,080.

r.	Retained earnings and accumulated other comprehensive loss: Adjustment to eliminate SCIO's historical retained earnings and accumulated other comprehensive loss.

7.	Reclassifications

Reclassifications made to the unaudited pro forma condensed combined balance sheet as of June 30, 2018, so as to conform to EXL's presentation, were as follows:

a.	The adjustment reflects the reclassification of Client's cash from Cash received on behalf of customers to Restricted cash.

b.	The adjustment reflects the reclassification of Unbilled revenue to Accounts receivable, net.

c.	The adjustment reflects the reclassification of prepayments from Other current assets to Prepaid expenses.

d.	The adjustment reflects the reclassification of Internally developed software from Property and equipment to Intangible assets.

e.	The adjustment reflects the reclassification within current liabilities as below:

Reclassification from	Reclassification to
Accrued expenses and other current liabilities	Deferred revenues	$(1,038)
Accrued expenses and other current liabilities	Accrued employee cost	(2,715)
Accrued expenses and other current liabilities	Current portion of capital lease obligations	(185)
Subrogation services obligations	Accrued expenses and other current liabilities	2,798
Overpayment services obligations	Accrued expenses and other current liabilities	11
		$(1,129)

f.	The adjustment reflects the reclassification of non-current employee-related liabilities from Liability for employee benefits to Other non-current liabilities.

g.	The adjustment reflects the reclassification of accumulated earnings from Accumulated surplus to Retained earnings.